Exhibit 5.3

November 18, 2015

LIN Television Corporation

333 East Franklin Street

Richmond, VA 23219

RE:	Registration Statement on Form S-4 / $400,000,000 Aggregate Principal Amount of 5.875% Senior Notes due 2022

Ladies and Gentlemen:

In my capacity as General Counsel (and not in my personal capacity) of Media General, Inc., a Virginia corporation (“Parent”) and sole shareholder of LIN Television Corporation, a Delaware corporation (the “Issuer”), I have acted as counsel for (i) Blockdot, Inc., a Texas corporation (“Blockdot”), (ii) Dedicated Media, Inc., a California corporation (“Dedicated Media”), (iii) Professional Communications Systems, Inc., a Florida corporation (“PCS”), (iv) Virginia Paper Manufacturing Corp., a Georgia corporation (“Virginia Paper”), and (v) Young Broadcasting of Lansing, Inc., a Michigan corporation (“Young Lansing” and together with Blockdot, Dedicated Media, PCS and Virginia Paper, the “Guarantors”), each a subsidiary of the Issuer, in connection with the Issuer’s offer to exchange up to $400,000,000 of its 5.875% Senior Notes due 2022 (the “Exchange Notes”), which are being registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of its 5.875% Senior Notes due 2022 that were issued on November 5, 2014 (the “Original Notes” and together with the Exchange Notes, the “Notes”) pursuant to the Registration Statement on Form S-4 filed with the Securities and Exchange Commission on November 5, 2015, as amended on November 18, 2015 (as further amended from time to time, the “Registration Statement”). The Original Notes were, and the Exchange Notes will be, issued pursuant to the Indenture dated as of November 5, 2014 as supplemented by the first supplemental indenture dated as of December 19, 2014 and the second supplemental indenture dated as of November 4, 2015 (as supplemented to date, the “Indenture”) among the Company, the Guarantors and The Bank of New York Mellon, as trustee (the “Trustee”). Pursuant to the Indenture, the Original Notes are, and the Exchange Notes will be, fully and unconditionally guaranteed, jointly and severally, on the terms and subject to the conditions set forth in the Indenture (the “Original Note Guarantees” and the “Exchange Note Guarantees,” respectively).

All capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Indenture. With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on my part except to the extent otherwise expressly stated, and I express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

In connection with this opinion, I have (i) investigated such questions of law, (ii) examined originals or certified, conformed, facsimile, electronic, photostatic or reproduction copies of such agreements, instruments, documents and records of the Company and the Guarantors, such certificates of public officials and such other documents, and (iii) received such information from officers and representatives of the Company, the Guarantors and others, in each case, as I have deemed necessary or appropriate for the purposes of this opinion. I have examined, among other documents, the following:

(a) the Indenture;

(b) the Original Notes and the Original Note Guarantees; and

(c) the forms of Exchange Notes and the Exchange Note Guarantees.

 The documents referred to in items (a) through (c) above are collectively referred to as the “Documents.” In all such examinations, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to me as conformed, facsimile, electronic or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, I have relied upon, and assume the accuracy of, any representations and warranties contained in the Documents and certificates and oral or written statements and other information of or from public officials, officers or other appropriate representatives of the Company, the Guarantors and others and assume compliance on the part of all parties to the Documents with their covenants and agreements contained therein.

To the extent it may be relevant to the opinions expressed herein, I have assumed that (i) the Exchange Notes will be duly authenticated and delivered by the Trustee in accordance with the terms of the Indenture, against receipt of the Original Notes surrendered in exchange therefor, (ii) all of the parties to the Documents (other than the Guarantors) are validly existing and in good standing under the laws of their respective jurisdictions of organization and have the power and authority to (a) execute and deliver the Documents, (b) perform their obligations thereunder and (c) consummate the transactions contemplated thereby, (iii) the Documents have been duly authorized, executed and delivered by all of the parties thereto (other than the Guarantors), the execution thereof does not violate the charter, the by-laws or any other organizational document of any such parties (other than as expressly addressed in the opinions below as to the Guarantors) or the laws of the jurisdiction of incorporation of any such parties, and (iv) that all of the parties to the Documents will comply with such agreements and all laws applicable thereto.

Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, I am of the opinion that:

1.	(a) Blockdot is a corporation validly existing and in good standing under the Business Organizations Code of the State of Texas.

(b) Dedicated Media is a corporation validly existing and in good standing under the California Corporations Code.

(c) PCS is a corporation validly existing and in good standing under the Florida Business Corporations Act.

(d) Virginia Paper is a corporation validly existing and in good standing under the Business Corporation Code of the State of Georgia.

(e) Young Lansing is a corporation validly existing and in good standing under the Business Corporation Act of the State of Michigan.

2.

Each of the Guarantors has the requisite corporate power, and has taken all corporate action necessary to authorize it, to execute and deliver and to perform its obligations under the Exchange Note Guarantees to which it is a party.

3.

The Exchange Note Guarantees have been duly authorized by the Guarantors and, when the Exchange Notes have been duly executed, issued and delivered in accordance with the terms of the Indenture in exchange for the Original Notes, will be duly executed and delivered by the Guarantors.

The opinions set forth above are subject to the following qualifications:

(A) My opinion is subject to the following:

(i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer, fraudulent obligation or preferred transfer laws and other laws (or related judicial doctrines) now or hereafter in effect affecting creditors’ rights and remedies generally; and

(ii) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits as to the availability of equitable remedies) whether such principles are considered in a proceeding in equity or at law.

(B) Provisions in the Exchange Note Guarantees and the Indenture that provide that the Guarantors’ liability thereunder shall not be affected by (i) actions or failures to act on the part of the recipient, the holders or the Trustee, (ii) amendments or waivers of provisions of documents governing the guaranteed obligations or (iii) other actions, events or circumstances that make more burdensome or otherwise change the obligations and liabilities of the Guarantors, might not be enforceable if such actions, failures to act, amendments or waivers so change, without the Guarantors’ consent, the essential nature of the terms and conditions of the guaranteed obligations that, in effect, a new contract has arisen between such recipient and the primary obligor on whose behalf the guarantee was issued. With respect to each Guarantor, I have assumed that consideration that is sufficient to support the agreements of each Guarantor under the Documents has been received by each Guarantor.

The opinion expressed herein is limited to the laws of the States of California, Florida, Georgia, Michigan and Texas, each as currently in effect, and no opinion is expressed with respect to any other laws or any effect that such other laws may have on the opinions expressed herein.

The opinion expressed herein are limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. The opinion expressed herein is given as of the date of effectiveness of the Registration Statement, and I undertake no responsibility to update or supplement this letter after its delivery.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus that is included in the Registration Statement. In giving this consent, I do not hereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Andrew C. Carington

Vice President, General Counsel and Secretary to Media General, Inc.